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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-109906) and related Prospectus of Peabody Energy Company of our report dated February 23, 2004, with respect to the combined financial statements RAG Colorado (A Wholly Owned Business Unit of RAG American Coal Company) included in the Current Report on Form 8-K of Peabody Energy Corporation dated March 10, 2004 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Baltimore, Maryland
March 8, 2004